EXHIBIT 10.2
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Carlyle Real Estate Limited Partnership-XIII
c/o JMB Realty Corporation
900 North Michigan Avenue
Chicago, Illinois 60611

As of September 3, 1997


GDA Real Estate Services, Inc.
8301 East Prentice Avenue
Suite 210
Englewood, Colorado 80111
Attention:  Mr. Gary J. Dragul

     Re:   Michael's Aurora Plaza

Ladies and Gentlemen:

     Reference is made to that certain Purchase Agreement and Joint Escrow Instructions (the "Agreement") dated as of August 4, 1997, by and between Carlyle Real Estate Limited Partnership-XIII, an Illinois limited partnership ("Seller"), and GDA Real Estate Services, Inc., a Delaware corporation ("Buyer"). Initially capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.

     In consideration of the mutual promises and undertakings of the parties, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

     1. Purchase Price. Notwithstanding anything to the contrary contained in the Agreement, the Purchase Price shall equal the sum of $6,885,000.

     2. Approval Notice; Extension of Deadline for Deposit of Additional Escrow Deposit. Notwithstanding anything to the contrary contained in the Agreement, this letter agreement shall constitute Buyer's Approval Notice, and Buyer shall have until 5:00 p.m (Central time) on September 4, 1997 to deliver the Additional Escrow Deposit to Escrow Holder.

     3. Optional Extension of Closing Date. Notwithstanding anything to the contrary contained in the Agreement, Buyer may extend the Closing Date to October 15, 1997, so long as Buyer gives written notice of such extension to Seller no later than September 30, 1997 and Buyer delivers the sum of $100,000 (the "Extension Fee") to Escrow Holder on or before October 2, 1997. Buyer hereby acknowledges that, in the event that Buyer elects to extend the Closing Date as aforesaid, the Extension Fee, together with all interest earned on the Extension Fee while the same is held by Escrow Holder, shall be considered part of the Escrow Deposit and shall be held by Escrow Holder as a deposit against the Purchase Price in accordance with the terms and conditions of the Agreement, as amended hereby.

     4. Counterparts. This letter agreement may be executed in counterparts, each of which shall be deemed an original, and all of which shall together constitute one letter agreement.

     Please indicate your consent to the foregoing by signing where noted below.

                      Very truly yours,

                      CARLYLE REAL ESTATE LIMITED PARTNERSHIP-XIII, an Illinois limited partnership

                      By:   JMB REALTY CORPORATION,
                            a Delaware corporation,
                            Corporate General Partner

                            By:
                                  -------------------------------------
                                  Name:
                                       --------------------------------
                                  Title:
                                       --------------------------------


AGREED TO AS OF
SEPTEMBER 3, 1997

GDA REAL ESTATE SERVICES, INC.,
a Colorado corporation,

By:
     ------------------------------------
     Name:
           ------------------------------
     Title:
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cc:  Mr. Mej Ellsworth
     Robert Kaufmann, Esq.
     Mr. James Abbey
     Robert D. Jaffe, Esq.